Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

Ting Issuer LLC

as the Issuer

Ting Virginia, LLC

Fiber Roads, LLC

Ting Internet LLC

Cedar Holdings Group, LLC

Zippytech LLC

Zippytech of New Mexico, LLC

Zippytech of New Mexico, LLC
each as an Asset Entity

Ting Holdco LLC

as the Guarantor

Ting Fiber, LLC

as the Manager

U.S. $168,357,000 Series 2023-1 5.95% Secured Fiber Network Revenue Notes, Class A-2, due April 20, 2053

U.S. $23,289,000 Series 2023-1 7.40% Secured Fiber Network Revenue Notes, Class B, due April 20, 2053

U.S. $46,859,000 Series 2023-1 9.95% Secured Fiber Network Revenue Notes, Class C, due April 20, 2053

______________

Note Purchase Agreement
______________

Dated May 4, 2023

-i-

-ii-

Schedule A	—	Defined Terms
Schedule B	—	Purchaser Representations
Schedule 5.3	—	Disclosure Materials
Schedule 5.4	—	Ownership of Obligors
Schedule 5.5(a)	—	Financial Statements
Schedule 5.5(b)	—	Material Liabilities
Schedule 5.8	—	Litigation
Schedule 5.15	—	Existing Indebtedness
Purchaser Schedule	—	Information Relating to Purchasers

-iii-

TING ISSUER LLC

U.S. $168,357,000 Series 2023-1 5.95% Secured Fiber Network Revenue Notes, Class A-2, due April 20, 2053

U.S. $23,289,000 Series 2023-1 7.40% Secured Fiber Network Revenue Notes, Class B, due April 20, 2053, and

U.S. $46,859,000 Series 2023-1 9.95% Secured Fiber Network Revenue Notes, Class C, due April 20, 2053

May 4, 2023

To Each of the Purchasers Listed in
the Purchaser Schedule Hereto:

Ting Issuer LLC, a Delaware limited liability company (the “Issuer”), the Asset Entities, the Guarantor and the Manager (each, as defined below) agree with each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES.

The Issuer will authorize the issue and sale of (x) $168,357,000 aggregate principal amount of their 5.95% Secured Fiber Network Revenue Notes, Class A-2, due April 20, 2053 (the “Class A-2 Notes”), (y) $23,289,000 aggregate principal amount of their 7.40% Secured Fiber Network Revenue Notes, Class B, due April 20, 2053 (the “Class B Notes”) and (z) $46,859,000 aggregate principal amount of their 9.95% Secured Fiber Network Revenue Notes, Class C, due April 20, 2053 (the “Class C Notes” and, together with the Class A-2 Notes and the Class B Notes, the “Notes”). The Notes will be issued by the Issuer pursuant to a base indenture, dated as of the Closing Date (as defined below) (as the same may be further amended, supplemented or otherwise modified from time to time, the “Base Indenture”), and a series supplement thereto, dated as of the Closing Date (as the same may be amended, supplemented or otherwise modified from time to time, the “Series 2023-1 Supplement” and, together with the Base Indenture and any additional Series Indenture Supplements entered into following the Closing Date, the “Indenture”), in each case, by and among the Issuer, the Asset Entities (as defined below) and Citibank, N.A., not in its individual capacity, but solely in its capacity as the indenture trustee (together with any successor thereto in such capacity, the “Indenture Trustee”). The Notes shall be issued in the form of Definitive Notes in the form of Exhibit A-4 to the Base Indenture. The Issuer’s obligations under the Notes will be irrevocably and unconditionally guaranteed, jointly and severally, Ting Virginia LLC (“Ting Virginia”), Fiber Roads, LLC, a Delaware limited liability company (“Fiber Roads”), Ting Internet LLC (“Ting Internet”), a Delaware limited liability company, Cedar Holdings Group, LLC, a Delaware limited liability company (“Cedar”), Zippytech LLC, a Delaware limited liability company (“Zippytech”), Zippytech of New Mexico, LLC, a Delaware limited liability company (“Zippytech of Delaware”) and Zippytech of New Mexico, LLC, a New Mexico limited liability company (“Zippytech of New Mexico”, together with, Ting Virginia, Fiber Roads, Ting Internet, Cedar, Zippytech and Zippytech of Delaware, each, an “Closing Date Asset Entity” and collectively, the “Closing Date Asset Entities”) and any additional direct or indirect subsidiaries of the Issuer that are designated as “Additional Asset Entities” (each, an “Additional Asset Entity” and collectively, the “Additional Asset Entities” and, together with the Closing Date Asset Entities, each, an “Asset Entity” and collectively, the “Asset Entities”) that become parties to the Indenture pursuant to which such Additional Asset Entities shall irrevocably and unconditionally guarantee the obligations of the Obligors under this Agreement in accordance with the applicable terms of this Agreement and the Indenture from time to time following the Closing Date and Ting Holdco LLC, a Delaware limited liability company (the “Guarantor”) pursuant to the Guarantee and Security Agreement, dated as of the Closing Date, made by the Guarantor in favor of the Indenture Trustee (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”). The Issuer, the Guarantor and the Closing Date Asset Entities are referred to herein each, as an “Original Obligor” and collectively, as the “Original Obligors”. The Original Obligors and the Additional Asset Entities are referred to herein each, as an “Obligor” and collectively, as the “Obligors”.

The Obligors and the Manager (as defined below) are referred to herein each, as a “Ting Party” and collectively, as the “Ting Parties”.

On the Closing Date, the Obligors will enter into (i) a management agreement (as the same may be amended, supplemented or otherwise modified, the “Management Agreement”), dated as of the Closing Date, by and among the Issuer, the Closing Date Asset Entities and Ting Fiber, LLC, a Delaware limited liability company (the “Manager”) and (ii) a back-up management agreement (as the same may be further amended, supplemented or otherwise modified, the “Back-Up Management Agreement”), dated as of the Closing Date, by and among FTI Consulting, Inc., in its capacity as the back-up manager thereunder (the “Back-Up Manager”), the Manager, the Indenture Trustee, the Issuer and the Closing Date Asset Entities pursuant to which the Back-Up Manager will perform consulting and back-up management services to the Obligors, the Manager, the Servicer and the Indenture Trustee.

The Notes will be serviced pursuant to a servicing agreement (as the same may be further amended, supplemented or otherwise modified, the “Servicing Agreement”), dated as of the Closing Date, by and between Drivetrain Agency Services, LLC, in its capacity as the servicer thereunder (the “Servicer”), and the Indenture Trustee.

The Notes will be issued and sold by the Issuer to the Purchasers pursuant to this Agreement without being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) thereof.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Schedule A attached hereto and made a part hereof and, to the extent not set forth therein, shall have the meanings set forth or incorporated by reference in the Indenture. The rules of construction set forth in Section 15.3 hereof shall govern for all purposes under this Agreement.

SECTION 2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser, and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount and Class specified opposite such Purchaser’s name in the purchaser schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information (the “Purchaser Schedule”) at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder (to the extent there is more than one Purchaser) are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur telephonically at a closing (the “Closing”) on the date hereof (the “Closing Date”). At the Closing, the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes) in minimum denominations of $25,000 in the case of the Class A-2 Notes and the Class B Notes and minimum denominations of $2,000,000 in the case of the Class C Notes and, in each case, integral multiples of $1 in excess thereof as each Purchaser may request at least two (2) Business Days prior to the Closing Date) dated as of the Closing Date and registered in such Purchaser’s name (or in the name of its nominee) in the form of a Definitive Note in the form of Exhibit A-4 to the Base Indenture, in each case, against delivery by such Purchaser to or at the direction of the Issuer of an amount equal to the purchase price therefor by wire transfer of immediately available funds in accordance with the wiring instructions set forth in the Funding Notice (defined below). If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided in this Section 3, or any of the conditions specified in Section 4 hereof shall not have been fulfilled to such Purchaser’s satisfaction or waived by such Purchaser in writing, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Issuer to tender such Notes or any of the conditions specified in Section 4 hereof not having been fulfilled to such Purchaser’s satisfaction or waived by such Purchaser in writing.

SECTION 4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing in the manner set forth in Section 3 hereof is subject to the fulfillment to such Purchaser’s satisfaction in its sole discretion, prior to or at the Closing, of the following conditions, except to the extent such conditions are waived by such Purchaser in writing:

Section 4.1.    Representations and Warranties. The representations and warranties of each Ting Party contained in this Agreement and the other Transaction Documents to which such Ting Party is a party shall be true, correct and complete when made and as of the Closing or such other date specified therein. Each Purchaser is entitled to rely on the representations and warranties of the Ting Parties in any Transaction Document as though such representations and warranties were addressed to such Purchaser.

Section 4.2.    Performance. Each Ting Party shall have performed and complied with all agreements and conditions contained in this Agreement and the other Transaction Documents to which it is a party required to be performed or complied with by it prior to or at the Closing.

Section 4.3.    No Default, Event of Default, Amortization Period, Cash Trap Condition, Cash Sweep Condition, ARD Period or Manager Termination Event. Before and immediately after giving effect to the issue and sale of the Notes by the Issuer (and the application of the proceeds thereof in the manner contemplated by this Agreement and the other Transaction Documents) on the Closing Date, no Default, Event of Default, Amortization Period, Cash Trap Condition, Cash Sweep Condition, ARD Period or Manager Termination Event shall have occurred and be continuing or be in effect, as applicable.

Section 4.4.    Compliance Certificates.

(a)    Officer’s Certificate. Each Ting Party shall have delivered to the Indenture Trustee an Officer’s Certificate, dated as of the Closing Date, certifying that (i) the conditions specified in Sections 4.1 through 4.3 and Sections 4.6 through 4.11, 4.13, 4.14 and 4.17 hereof have been fulfilled, (ii) its representations and warranties in this Agreement and the other Transaction Documents to which it is a party are true, correct and complete, (iii) it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the other Transaction Documents to which it is a party at or prior to the Closing Date and (iv) there has been no event or development since the date of the most recent audited financial statements of the Manager and its consolidated subsidiaries listed in Schedule 5.5(a) attached hereto that has resulted in or can reasonably be expected to result in a Material Adverse Effect.

(b)    Secretary’s Certificate. Each Ting Party shall have delivered to the Indenture Trustee a certificate of its Secretary or Assistant Secretary or the equivalent, dated as of the Closing Date, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Notes and the other Transaction Documents to which it is a party, (ii) its organizational documents as then in effect and (iii) the names, titles and true signatures of its directors, managers, officers or the equivalent who are authorized to sign the Transaction Documents to which it is a party.

Section 4.5.    Opinions of Counsel.

(a)    Paul Weiss Rifkind Wharton & Garrison LLP, as counsel to the Ting Parties, shall have furnished to the Indenture Trustee written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Indenture Trustee and the Purchasers on U.S. corporate matters, UCC-related matters, bankruptcy law-related matters (including true sale or true contribution matters and non-consolidation matters), securities law-related matters and tax-related matters, addressed to the Indenture Trustee and the Purchasers and dated the Closing Date.

(b)    Richards, Layton & Finger, PA, as Delaware counsel to the Ting Parties, shall have furnished to the Indenture Trustee written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Indenture Trustee and the Purchasers to the effect that a federal bankruptcy court of competent jurisdiction would hold that Delaware law, and not federal law, would govern the determination of what persons or entities have the authority to file a voluntary bankruptcy petition on behalf of the Obligors and regarding the filing of UCC-1 financing statements in the state of Delaware and the perfection of the security interests created under the Transaction Documents that may be perfected by the filing of a UCC financing statement in the State of Delaware (the perfection of which is governed by Delaware law), addressed to the Indenture Trustee and the Purchasers and dated the Closing Date.

(c)    Kutak Rock LLP, as Arizona, Virginia and Colorado and New Mexico counsel to the Ting Parties, shall have furnished to the Indenture Trustee written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Indenture Trustee and the Purchasers on certain UCC-related matters, addressed to the Indenture Trustee and the Purchasers and dated the Closing Date.

(d)    Dentons US LLP, as counsel to the Indenture Trustee, shall have furnished to the Indenture Trustee written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Indenture Trustee and the Purchasers on general corporate and enforceability matters, addressed to the Indenture Trustee and the Purchasers and dated the Closing Date.

(e)    Andrascik & Tita LLC, as counsel to the Back-Up Manager, shall have furnished to the Indenture Trustee written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Indenture Trustee and the Purchasers on general corporate and enforceability matters, addressed to the Indenture Trustee and the Purchasers and dated the Closing Date.

(f)    Seward & Kissel LLP, as counsel to the Servicer, shall have furnished to the Indenture Trustee written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Indenture Trustee and the Purchasers on general corporate and enforceability matters, addressed to the Indenture Trustee and the Purchasers and dated the Closing Date.

Section 4.6.    Purchase Permitted By Applicable Law, Etc. On the Closing Date, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Section 5 of the Securities Act and Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.7.    Sale and Delivery of Notes. The Notes to be sold to the Purchasers at the Closing in the manner set forth in Section 3 hereof are authenticated, executed and delivered to the Purchasers at the Closing and the original of such Notes shall be delivered to the Purchasers (or their respective custodians as designated in the Purchaser Schedule) in accordance with the provisions set forth in Section 15.4. Within one (1) Business Day after the Closing Date, the Indenture Trustee on behalf of the Manager shall apply funds from the Collection Account to pay expenses, fees and costs of the Obligors incurred in connection with the establishment of the Issuer, the structuring and consummation of the offering and the issuance of the Notes and other transactions contemplated hereunder and under the other Transaction Documents.

Section 4.8.    Payment of Special Counsel Fees. Without limiting Section 8.1 hereof, the Issuer shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel to the extent reflected in a statement of such counsel rendered to the Issuer on or prior to the Closing Date.

Section 4.9.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Class A-2 Notes, the Class B Notes and the Class C Notes.

Section 4.10.    Changes in Corporate Structure. No Ting Party shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity (other than in accordance with the Contribution Agreements), at any time following the date of the most recent financial statements referred to in Schedule 5.5(a) attached hereto except as contemplated by the Transaction Documents or the Organizational Documents of the Obligors on or prior to the Closing Date.

Section 4.11.    Funding Instructions. At least three (3) Business Days prior to the Closing Date (unless otherwise waived by each Purchaser in writing), each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer confirming the wiring instructions for the purchase of the Notes specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited (the “Funding Notice”).

Section 4.12.    Conditions Precedent. The Purchasers shall have received evidence reasonably satisfactory to the Purchasers and their counsel that all conditions precedent to the issuance of the Notes set forth in the Indenture have been satisfied, including that the amount deposited by the Indenture Trustee into the Liquidity Reserve Account after giving effect to the transactions contemplated on the Closing Date (which may be contemporaneously deducted from the purchase price with respect to the Notes and deposited into the Liquidity Reserve Account) will be no less than the Required Liquidity Reserve Amount.

Section 4.13.    Proceedings and Documents. Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Notes, the other Transaction Documents and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals (or electronic signatures as permitted by Section 15.4 hereof) or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.14.    Liens. The Purchasers shall have received evidence reasonably satisfactory to the Purchasers and their counsel that on or before the Closing Date, all existing Liens on the Collateral were released and all UCC-1 financing statements and assignments and other instruments required to be filed in connection with the Closing Date pursuant to the Transaction Documents have been filed.

Section 4.15.    [***]

Section 4.16.    KYC. At least five (5) days prior to the Closing Date (or such shorter time frame as acceptable to the related Purchaser), such Purchaser shall have received all documentation and other information required by such Purchaser under applicable “know-your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; provided that such Purchaser has provided at least ten (10) Business Day’s prior written notice to the Issuer regarding the documentation and other information so required.

Section 4.17.    Solvency. On the Closing Date, each of the Ting Parties shall have furnished to the Purchasers a certificate, dated as of the Closing Date, of a Responsible Officer of each such entity that such entity shall be Solvent immediately after the consummation of the transactions contemplated by this Agreement and the other Transaction Documents on the Closing Date. For purposes of this Agreement, “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the relevant entity are not less than the total amount required to pay the probable liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Indenture and the other Transaction Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, and (v) the relevant entity is not a defendant in any civil action that would reasonably be likely to result in a judgment that such entity is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE TING PARTIES.

Each Ting Party jointly and severally represents and warrants to each Purchaser as of the date hereof that:

Section 5.1.    Organization; Power and Authority.

(a)    Each Ting Party (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and (ii) is duly qualified as a foreign legal entity and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Each Ting Party has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2.    Authorization, Etc.

(a)    This Agreement and the other Transaction Documents to which each Ting Party is a party (other than the Notes which are addressed in clause (b) below) have been duly and validly authorized by all requisite legal action and duly executed and delivered by each Ting Party and, assuming the authorization, execution and delivery by the other parties thereto, will constitute the valid and binding agreement of each Ting Party, as applicable, enforceable against it in accordance with its terms, except that the enforceability of this Agreement and such other Transaction Documents may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b)    The Notes have been duly authorized by all requisite legal action on the part of the Issuer and when duly executed by the Issuer in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Indenture Trustee, upon delivery to each Purchaser against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    Assuming the accuracy of the representations and warranties of each of the Purchasers contained in Section 6 hereof, no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer and sale of the Notes in the manner contemplated hereby.

Section 5.3.    Disclosure. The disclosures set forth in Schedules 5.4, 5.8 and 5.15 to this Agreement, the financial statements listed in Schedule 5.5 attached hereto and such other documents, certificates or other writings delivered to the Purchasers by or on behalf of the Issuer (at its direction) on or prior to the Closing Date in connection with the transactions contemplated hereby and identified in Schedule 5.3 attached hereto (such Schedules, financial statements and other documents, certificates or other writings delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed to the Purchasers in writing, there has been no change in the financial condition, operations, business, properties or prospects of the Ting Parties except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Ting Parties that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.    Organization and Ownership of Shares of Obligors; Affiliates.

(a)    Schedule 5.4 attached hereto contains (except as noted therein) complete and correct lists of (i) the Obligors, showing the name thereof, the jurisdiction of its organization, and, with respect to each Obligor, the percentage of shares of each class of its capital stock or similar equity interests outstanding of such Obligor and the ownership thereof and (ii) the Obligors’ Affiliates.

(b)    All of the outstanding membership interests, shares of capital stock or similar equity interests of each Obligor shown in Schedule 5.4 attached hereto have been validly issued, are fully paid and non-assessable and are owned by the Manager or the Obligors, as applicable, free and clear of any Lien that is prohibited by this Agreement.

(c)    Each Ting Party is a legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Ting Party has the power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)    No Obligor is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 attached hereto and customary limitations imposed by limited liability company law or similar statutes) restricting the ability of such Obligor to pay dividends out of profits or make any other similar distributions of profits to the other Obligors that owns outstanding equity interests of such Obligor.

(e)    Except as disclosed on such Schedule 5.4 attached hereto, to the Ting Parties’ actual knowledge, no Obligor has had any other legal names in the previous five (5) years.

Section 5.5.    Financial Statements; Material Liabilities.

(a)    The Manager has delivered to each Purchaser copies of the financial statements of the Manager and its consolidated subsidiaries listed on Schedule 5.5(a) attached hereto. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the respective parties as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and show all liabilities, direct and contingent, of the respective parties required to be shown in accordance with such principles). The balance sheet fairly presents the condition of the respective parties as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the respective parties and their cash flows for the periods indicated.

(b)    The Ting Parties do not have any Material liabilities that are not disclosed in the Disclosure Documents or on Schedule 5.5(b) attached hereto.

(c)    Since the date of the last audited or reviewed financial statements included in the Disclosure Documents or on Schedule 5.5(b) attached hereto, except as described in or contemplated by the Disclosure Documents and the Transaction Documents, none of the Ting Parties has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities relating to the Collateral, (iii) incurred any Material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any Material transaction not in the ordinary course of business, (v) caused or permitted any change in its equity interest (other than in contemplation of the issuance of the Notes), or (vi) except for changes in the economy (due to a pandemic or otherwise), changes in law, changes in trade policies and similar changes that affect participants in the datacenter industry generally, experienced any adverse change in or affecting the condition (financial or otherwise), results of operations, properties, management, business or prospects of any of the Ting Parties, except as would not in each case with respect to clauses (i) through (vi) above, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    Each Ting Party maintains a system of internal control over financial reporting and that has been designed by, or under the supervision of, as applicable, their respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Each Ting Party maintains internal controls sufficient to provide reasonable assurance that (i) records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Ting Parties, (ii) transactions are recorded as necessary to permit preparation of the Ting Parties’ financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Ting Parties and (iii) the unauthorized acquisition, use or disposition of the assets of the Ting Parties that could have a material effect on the consolidated financial statements are prevented or timely detected. The auditors’ report regarding the last audited financial statements of the Ting Parties included in the Disclosure Documents, while expressing no opinion on the effectiveness of internal control, included no qualification regarding internal control. Since the date of the last audited or reviewed financial statements of the Ting Parties included in the Disclosure Documents, (i) no Ting Party has been advised of or become aware of any fraud that involves management or other employees who have a significant role in the internal control over financial reporting of the Ting Parties taken as a whole or that is otherwise Material to the Ting Parties taken as a whole; and (ii) there have been no significant changes in the internal control over financial reporting of the Ting Parties that have Materially affected or are reasonably likely to Materially affect the internal control of the Ting Parties taken as a whole over financial reporting.

Section 5.6.    Compliance with Laws, Other Instruments, Etc.

(a)    No Ting Party is a party to any contract or agreement or subject to any charter or other legal restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations.

(b)    Without limitation of Section 5.6(a), the execution and delivery by each Ting Party of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Notes by the Issuer in the manner contemplated herein, and the performance by each Ting Party of the terms and provisions of this Agreement and the other Transaction Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than as contemplated under the Transaction Documents) in respect of any property of any Ting Party under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the any Ting Party is bound or by which any Ting Party or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Ting Party or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Ting Party except in the cases of clauses (i) through (iii) such conflicts, breaches, violations, defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Effect.

(c)    The Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Ting Party or any of their Affiliates, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer of the type to be evidenced by the Notes.

(d)    Without limitation of any of the foregoing, no Ting Party is (i) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (ii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16 hereof), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.7.    Consents, Governmental Authorizations, Etc.

No consent, permit, approval or authorization of, or order, registration, filing, qualification or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Ting Party of this Agreement and the other Transaction Documents to which such Ting Party is a party, the issuance and sale of the Notes by the Issuer, and the performance by the Ting Parties of the terms and provisions of this Agreement and the other Transaction Documents to which such Ting Party is a party, except for such consents, permits, approvals, authorizations, orders, registrations, filings, qualifications or declarations as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to this Agreement or the other Transaction Documents, except in each case if the failure to obtain such consent, permit, approval or authorization of, or order, registration, filing, qualification or declaration would not reasonably be expected to have a Material Adverse Effect.

Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders.

(a)    Except as described in Schedule 5.8 attached hereto, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Ting Parties threatened against or affecting the Ting Parties or any property of any Ting Party in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    No Ting Party is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16 hereof), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.    Taxes. The Ting Parties have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the applicable Ting Party, as the case may be, has established adequate reserves in accordance with GAAP. The Ting Parties know of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Ting Parties in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Ting Parties have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2021. There are no transfer taxes or other similar fees or charges under U.S. federal tax law or the laws of any province or state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuer of the Notes.

Section 5.10.    Title to Property; Leases; Collateral. The Obligors have good and sufficient title to, leasehold interests in, or license or easement to use, their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 hereof or purported to have been acquired by the Obligors after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases, licenses or easements that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.    Licenses, Permits, Etc. (a) The Obligors own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)    To the knowledge of the Ting Parties, no product or service of the Obligors infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)    To the knowledge of the Ting Parties, there is no Material violation by any Person of any right of the Obligors with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Obligors.

Section 5.12.    Compliance with Employee Benefit Plans. (a)  As of the date hereof, no Obligor has any employees or individual independent contractors, and no Obligor is an employer, joint employer or co-employer of any individual. The Ting Parties and each of their respective ERISA Affiliates have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  None of the Ting Parties, nor any of their respective ERISA Affiliates, has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Ting Parties or any of their respective ERISA Affiliates, or in the imposition of any Lien on any of the rights, properties or assets of the Ting Parties or any of their respective ERISA Affiliates, in either case pursuant to Title I or IV of ERISA or to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or Section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.

(c)    The Ting Parties and their ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)    The expected postretirement benefit obligation (determined as of the last day of the Ting Parties’ most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Ting Parties is not Material.

(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Ting Parties to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)    The Ting Parties do not have any Non-U.S. Plans.

(g)    None of the Ting Parties is a “benefit plan investor,” as that term is defined in 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

Section 5.13.    Private Offering by the Ting Parties. No Ting Party nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 38 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. No Ting Party nor anyone acting on their behalf has sold or issued any Securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the U.S. Securities and Exchange Commission. No Ting Party nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.    Use of Proceeds; Margin Regulations. The proceeds of the issuance and sale of the Notes will be used in the manner contemplated by this Agreement and the other Transaction Documents. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any Ting Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). No Ting Party owns nor has any present intention of acquiring any margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.    Existing Indebtedness; Future Liens.  (a) Except as described therein, Schedule 5.15 attached hereto sets forth a complete and correct list of all outstanding Indebtedness of the Manager and its direct and indirect subsidiaries including, without limitation, the Obligors as of the Closing Date (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Obligors. No Obligor is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Obligor and no event or condition exists with respect to any Indebtedness of any Obligor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)    Except as expressly contemplated by the Transaction Documents, no Obligor has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c)    Except as expressly contemplated by the Transaction Documents, no Obligor is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Ting Party or any of their Affiliates, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness.

(d)    Except as disclosed in Schedule 5.15 attached hereto, other than the security interests to be granted to the Indenture Trustee under the Indenture, pursuant to the other Transaction Documents or any other Permitted Encumbrance, no Obligor shall have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral (except for any such security interest that was released on the Closing Date). As of the Closing Date, all action necessary (including the filing of UCC-1 financing statements to protect and evidence the Indenture Trustee’s security interest in the Collateral in the United States) were duly and effectively taken (as described in, and subject to any exceptions to be set forth in the Indenture). As of the Closing Date, no security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Obligor and listing such Person as debtor covering all or any part of the Collateral was or shall be on file or of record in any jurisdiction except (i) in respect of Permitted Encumbrances, (ii) in respect of any such security interest that was released on the Closing Date or (iii) such as may have been filed, recorded or made by such Person in favor of the Indenture Trustee on behalf of the Secured Parties in connection with the Indenture, and no such Person has authorized any such filing.

(e)    Each of the Ting Parties carry, or are covered by, insurance from insurers of recognized financial responsibility (or self-insurance) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except as would not reasonably be expected to have a Material Adverse Effect. All such policies of insurance of the Ting Parties are in compliance with the terms of such policies in all material respects; and none of the Ting Parties have received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, in each case, except as would not reasonably be expected to have a Material Adverse Effect. There are no claims by any Ting Party under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not reasonably be expected to have a Material Adverse Effect; and no Ting Party has any reason to believe that it will not be able to renew its existing insurance coverage, as when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

Section 5.16.    Foreign Assets Control Regulations, Etc.

(a)    No Ting Party, nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a Sanctions List or (iii) is a target of sanctions that have been imposed by the U.S. Department of Treasury’s Office of Foreign Assets Control, U.S. Department of State, United Nations Security Council, the European Union, EU member states, or any other relevant sanctions authority.

(b)    No Ting Party, nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to each Ting Party’s knowledge, is under investigation by any Governmental Authority for possible violation of any Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)    No part of the proceeds from the sale of the Notes hereunder:

(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Ting Party or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any Economic Sanctions Laws or (C) otherwise in violation of any Economic Sanctions Laws;

(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)    Each Ting Party has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Ting Party and each Controlled Entity is and will continue to be in compliance with all applicable Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

(e)    No Ting Party will, and no Ting Party will permit any Controlled Entity to (i) become a Blocked Person (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (ii) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (A) would cause any holder or any affiliate of such holder to be in violation of, or subject to Economic Sanctions Laws under, any law or regulation applicable to such holder, or (B) is prohibited by or subject to sanctions under any Economic Sanctions Laws.

Section 5.17.    Status under Certain Statutes.

(a)    Assuming that the representations and warranties of each of the Purchasers in Section 6 hereof are true, correct and complete, the purchase and resale of the Notes pursuant hereto is exempt from the registration requirements of the Securities Act.

(b)    No Ting Party is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.

(c)    No Ting Party is or, after giving effect to the issuance and sale of the Notes and the application of the proceeds therefrom in the manner contemplated herein and in the other Transaction Documents, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). In connection with the foregoing, the Ting Parties are relying on an exclusion from the definition of “investment company” under Section 3(a)(1) of the Investment Company Act, although additional exemptions or exclusions may be available to the Issuer.

(d)    None of the Obligors constitute a “covered fund” (a “Covered Fund”) for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, otherwise known as the “Volcker Rule.”

Section 5.18.    Environmental Matters.

(a)    No Ting Party has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against any Ting Party or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)    No Ting Party has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)    No Ting Party has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)    No Ting Party has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)    All buildings on all real properties now owned, leased or operated by any Ting Party are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.    Brokerage Fees, Etc.

Other than as contemplated by this Agreement and as agreed between the Ting Parties and the Placement Agent, the Ting Parties are not a party to any other contract, agreement or understanding with any person or entity that would give rise to a valid claim against the Ting Parties for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Notes.

Section 5.20.    17g-5 Representation. (a) Each Ting Party has executed and delivered a 17g-5 Representation (as defined below) to each [***]; and (b) each Ting Party will comply with the 17g-5 Representation other than any breach of the 17g-5 Representation (A) that would not have a Material Adverse Effect on the Notes or (B) arising from a breach by the Purchaser of the representations, warranties and covenants set forth in Section 6 hereof. For the purposes of this Agreement, “17g-5 Representation” means a written representation relating to Rule 17g-5 under the Exchange Act that each Ting Party will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act with respect to the Notes.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.    Purchase for Investment. Each Purchaser severally and not jointly represents as of the date hereof that it is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Regulation D”) or an entity owned entirely by other entities that fall within such paragraph (an “Accredited Investor”) purchasing the Notes for its own account or for one or more separate accounts maintained or managed by such Purchaser or for the account of one or more pension or trust funds for which it is the financial advisor or investment manager, each of which is an Accredited Investor, and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that none of the Ting Parties are required to register the Notes. Each Purchaser hereby makes the representations set forth on Schedule B, severally with respect to itself only.

Section 6.2.    Source of Funds. Each Purchaser severally and not jointly represents as of the date hereof that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Obligors that would cause the QPAM and the Obligors to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Obligors and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Obligors in writing pursuant to this clause (e); or

(f)    the Source is a governmental plan; or

(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.	FURTHER ASSURANCES.

Each of the Ting Parties covenants and agrees with the Purchasers:

(a)    To use the proceeds from the sale of the Notes in the manner contemplated by this Agreement and the other Transaction Documents.

(b)    To file UCC-1 financing statements within a reasonable period following the Closing Date and to furnish the Indenture Trustee certified copies of such documents or instruments necessary to (i) evidence the filings and recordings in each jurisdiction required to perfect by filing the liens and mortgages purported to be created by the Indenture and (ii) evidence the registered lien, security interest, mortgage, encumbrance, judgment and other lien searches that the Indenture Trustee and its counsel may reasonably request, which searches shall reflect no prior liens on any of the Collateral other than Permitted Encumbrances.

(c)    To not, so long as the Notes are outstanding be or become a company that is, or is required to be registered as, an “investment company” under the Investment Company Act within the meaning of Section 3(a)(1) thereunder.

(d)    For a period of 180 days from the date of the Indenture, to not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale or other disposition of any debt securities issued or guaranteed by the Obligors (other than the Notes) without the prior written consent of the Indenture Trustee. No Ting Party will at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act to cease to be applicable to the issuance and sale of the Notes.

(e)    [***]

SECTION 8.	EXPENSES, ETC.

Section 8.1.    Transaction Expenses. The Ting Parties will jointly and severally pay all costs and expenses incurred by the Purchasers and each other holder of a Note in connection with this Agreement, any Transaction Document or the Notes and the transactions contemplated thereby, and in connection with any amendments, waivers or consents under or in respect thereof (whether or not such amendment, waiver or consent becomes effective), in each case, including, without limitation: (a) the reasonable and documented attorneys’ fees, charges and disbursements of special counsel (including reasonable attorneys’ fees and expenses incurred by King & Spalding LLP and Milbank LLP) and, if reasonably required by the Required Holders, one local in applicable jurisdiction; (b) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Transaction Document or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Transaction Document or the Notes, or by reason of being a holder of any Note; (c) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Obligors or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Transaction Document; and (d) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO; provided, that such costs and expenses under this clause (d) shall not exceed $5000. If required by the NAIC, the Issuer shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

For the avoidance of doubt, the Purchasers shall have no liability to any third party engaged by the Ting Parties for the payment of any portion of any fees or compensation payable to any such party nor shall it otherwise bear any costs or expenses incurred by the Ting Parties in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Ting Parties will jointly and severally pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Ting Parties. The Manager hereby agrees to indemnify each Purchaser and its affiliates and managed accounts for any fees, compensation or other costs or expenses asserted against such Purchasers or its affiliates or managed accounts by any third party engaged by the Ting Parties in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

All amounts payable pursuant to this Section 8.1 shall be paid promptly following demand but in any event within thirty (30) days following delivery of an invoice therefor by any of the Purchasers to the Issuer.

Section 8.2.    Certain Taxes. Each Ting Party agrees, jointly and severally, to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Transaction Document or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where any Ting Party has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Transaction Document or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Ting Parties pursuant to this Section 8.2, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by any Ting Party hereunder.

Section 8.3.    Indemnification.

(a)    Each Obligor agrees, jointly and severally, to indemnify and hold each Purchaser of the Notes and its direct and indirect transferees of all or part of its interest in the Notes and their respective affiliates, directors, managers, officers, members, employees, agents and representatives (each, an “Indemnitee”) harmless from and against any damage, loss, cost or expense (including reasonable and documented attorneys’ fees) (“Losses”) which such Indemnitee may incur or be subject to as a consequence, direct or indirect, of (a) any breach by any Obligor, or by any other of them of any representation, warranty, covenant, agreement, term or condition in, or the occurrence of any default under, this Agreement, the Notes, any other Transaction Document or any other instrument referred to herein or therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (b) any legal action commenced to challenge the validity or enforceability of this Agreement, the Notes, any other Transaction Document or any other instrument referred to herein or therein, (c) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Agreement, the Notes or any other Transaction Document, (d) any tax, penalty or liability under or pursuant to any applicable law or regulation, incurred by the Obligors in connection with the transactions consummated on or prior to the Closing Date including, without limitation, any direct or indirect assignment of the ownership interests in any of the Obligors on or prior to the Closing Date, and (e) any liability incurred by the Closing Date Asset Entities arising out of any action or failure to act by or on behalf of the Closing Date Asset Entities on or prior to the Closing Date; provided that the foregoing indemnity will not, as to any Indemnitee, apply to Losses to the extent they (x) are found by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the bad faith, willful misconduct or gross negligence of such Indemnitee, (y) result from a claim brought by any Obligor against any Indemnitee for breach of such Indemnitee’s obligations hereunder or under applicable law or (z) represent Losses on the Notes.

(b)    The Manager agrees to indemnify and hold each Indemnitee harmless from and against any damage, loss, cost or expense (including reasonable and documented attorneys’ fees) which such Indemnitee may incur or be subject to as a consequence, direct or indirect, of (a) any breach by the Manager of any representation, warranty, covenant, agreement, term or condition in, or the occurrence of any default under, this Agreement or any other instrument referred to herein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (b) any legal action commenced to challenge the validity or enforceability of this Agreement or any other instrument referred to herein, (c) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Agreement, (d) any tax, penalty or liability under or pursuant to any applicable law or regulation, incurred by the Manager in connection with the transactions consummated on or prior to the Closing Date including, without limitation, any direct or indirect assignment of the ownership interests in any of the Obligors on or prior to the Closing Date, and (e) any liability incurred by the Closing Date Asset Entities arising out of any action or failure to act by or on behalf of Closing Date Asset Entities on or prior to the Closing Date; provided that the foregoing indemnity will not, as to any Indemnitee, apply to Losses to the extent they (x) are found by a final, non-appealable judgment of a court of competent jurisdiction to have been caused by the bad faith, willful misconduct or gross negligence of such Indemnitee, (y) result from a claim brought by the Manager against any Indemnitee for breach of such Indemnitee’s obligations hereunder or under applicable law or (z) represent Losses on the Notes.

Section 8.4.    Survival. The obligations of the Ting Parties under this Section 8 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Transaction Documents or the Notes, and the termination of this Agreement.

SECTION 9.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All indemnities (including, without limitation, those in Section 8.3 hereof), representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Transaction Documents and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Ting Party to the Indenture Trustee or any holder pursuant to this Agreement shall be deemed representations and warranties of such Ting Party, made jointly and severally, under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Transaction Document embody the entire agreement and understanding between each Purchaser and the Ting Parties and supersede all prior agreements and understandings, including as documented in any engagement letter (except as specifically set forth therein), relating to the subject matter hereof.

SECTION 10.	AMENDMENT AND WAIVER.

Section 10.1.    Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Ting Parties and the Required Holders, except that:

(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6, 7, 8, 9 or 14 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (ii) amend any of this Section 10 or Section 13.

Section 10.2.    Solicitation of Holders of Notes.

(a)    Solicitation. The Ting Parties will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Ting Parties will deliver executed or true, correct and complete copies of each amendment, waiver or consent effected pursuant to this Section 10 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)    Payment. The Ting Parties will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 10 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Ting Parties, (ii) any Ting Party or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with any Ting Party and/or any of its Affiliates (either pursuant to a waiver under Section 10.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 10.3.    Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 10 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Ting Parties without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Ting Party and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Transaction Document shall operate as a waiver of any rights of any holder of such Note.

Section 10.4.    Notes Held by any Ting Party, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Ting Party or any of its Affiliates shall be deemed not to be outstanding.

SECTION 11.	NOTICES.

Except to the extent otherwise provided for herein, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing,

(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing, or

(iii)    if to any Ting Party, to such Ting Party at its address set forth below:

96 Mowat Ave

Toronto, Ontario M6K 3M1, Canada

Attention: bfausett@tucows.com

or at such other address as such Ting Party shall have specified to the holder of each Note in writing.

Notices under this Section 11 will be deemed given only when actually received.

SECTION 12.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including without limitation (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Ting Party agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 12 shall not prohibit the Ting Parties or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 13.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 13, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Ting Party in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature (including for the avoidance of doubt, the names of Customers and the commercial terms of Customer Agreements), provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Ting Party or the Placement Agent or (d) constitutes financial statements delivered to such Purchaser under Section 5.5(a) hereof that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) funds or accounts managed by it or its affiliates, together with such funds’ or accounts’ investors or beneficial owners (provided that such funds or accounts managed by it are subject to obligations of confidentiality to it and its affiliates), its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 13, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell or transfer such Note or any part thereof or any participation or other direct or indirect interest therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 13), (v) any Person from which it offers to purchase any Security of any Ting Party (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 13), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized [***] that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Transaction Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 13 as though it were a party to this Agreement. On reasonable request by a Ting Party in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such Ting Party embodying this Section 13.

In the event that as a condition to receiving access to information relating to the Ting Parties in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the other Transaction Documents, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 13, this Section 13 shall not be amended thereby and, as between such Purchaser or such holder and Ting Parties, this Section 13 shall supersede any such other confidentiality undertaking.

SECTION 14.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its affiliates, managed accounts, Related Funds or another Purchaser or any one of such other Purchaser’s affiliates, managed accounts or Related Funds (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder or as the holder of a Note that it has already purchased, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6 hereof. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 14), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 14), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 15.	MISCELLANEOUS.

Section 15.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2 hereof, the Ting Parties may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder of a Note. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 15.2.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.3.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 2.04 of the Base Indenture, (b) subject to Section 15.1 hereof, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 15.4.    Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts (including by facsimile and other electronic means of transmission), each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in a “.pdf” file shall be effective as delivery of a manually executed counterpart of this Agreement.

The parties agree to electronic contracting and signatures with respect to this Agreement and the other Transaction Documents (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and such other Transaction Documents (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Transaction Documents (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Ting Parties, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any Transaction Document, the Ting Parties hereby agree to use their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within thirty (30) days of such request or such longer period as the requesting Purchaser and the Ting Parties may mutually agree).

The parties agree to electronic contracting and signatures with respect to each Note delivered hereunder in registered form. Delivery of an electronic signature to, or a signed copy of, any Note in the name of a particular Purchaser by facsimile, email or other electronic transmission shall be fully binding on the Issuer to the same extent as the delivery of the signed original of any such Note and shall be admissible into evidence for all purposes, and the Issuer hereby expressly waives any defense related to a Purchaser’s failure to present an original Note. The Company further agrees that it shall produce a manually signed Note for delivery to each Purchaser in accordance with the instructions provided by such Purchaser as soon as reasonably practicable following the Closing Date (but in any event within five (5) Business Days of such request or such longer period as the respective Purchaser and the Issuer may mutually agree).

Section 15.5.    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE‑OF‑LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 15.6.    Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Ting Party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Ting Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    Each Ting Party agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 15.6(a) hereof brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)    Each Ting Party consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 15.6(a) hereof by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 11 hereof or at such other address of which such holder shall then have been notified pursuant to said Section. Each Ting Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)    Nothing in this Section 15.6 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Ting Parties in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 15.7.    Joint and Several. Each Ting Party hereby acknowledges and agrees that such party’s liability hereunder is joint and several and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes, this Agreement and the other Transaction Documents.

Section 15.8.    Placement Agent. Each Ting Party and each Purchaser acknowledges and agrees that (i) each representation, warranty, agreement and assurance contained in this Agreement, each other Transaction Document and any other document provided by any Purchaser to any Ting Party in connection with its purchase of any Notes, are for the benefit of, and have been and will be relied upon by, each of the Placement Agent and its affiliates, controlling persons (within the meaning of the U.S. federal securities laws), agents (each a “Placement Agent Party” and, collectively, the “Placement Agent Parties”), (ii) each Placement Agent Party shall be an express third-party beneficiary of this Agreement and shall be entitled to enforce its rights, remedies and claims hereunder directly against the other parties as though it were a signatory of this Agreement, but shall not be deemed to have, or to have assumed, any obligation or liability hereunder, and (iii) copies of this Agreement and any information contained or otherwise referenced herein may be provided to the Placement Agent Parties.

Section 15.9.    Recognition of U.S. Special Resolution Regimes.

(a)    In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15.9:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 15.10.    No Fiduciary Duties.

Each of the Ting Parties acknowledges and agrees that in connection with the transaction contemplated in this Agreement, or any other services the Placement Agent may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agent: (a) no fiduciary or agency relationship between any of the Ting Parties and any other person, on the one hand, and the Placement Agent or any of its affiliates (or any agent, adviser or representative of any of the foregoing), on the other, exists; (b) the Placement Agent is not acting as advisor, expert or otherwise, to any of the Ting Parties, and such relationship between any of the Ting Parties, on the one hand, and the Placement Agent or any of its affiliates (or any agent, adviser or representative of any of the foregoing), on the other, is entirely and solely commercial, based on arms-length negotiations (irrespective of the structuring services provided in connection herewith and irrespective of whether the Placement Agent has advised or is currently advising the Ting Parties on other matters); (c) the Placement Agent and its affiliates (or any agent, adviser or representative of any of the foregoing) may have interests that differ from those of any of the Ting Parties; and (d) the Ting Parties have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Ting Parties hereby waives any claims that such Ting Party may have against the Placement Agent with respect to any breach of fiduciary duty in connection with the Notes.

Section 15.11.    Acknowledgments.

The parties hereto understand and acknowledge that the Notes are not being underwritten by the Placement Agent nor will the Placement Agent be responsible for purchasing any Notes sold hereunder. It further understands and acknowledges that (i) the Placement Agent has not made, nor will make, any representations and warranties with respect to the Ting Parties or the Notes (and each party hereto hereby agrees that it will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary) and (ii) the Placement Agent has not conducted the due diligence on the Ting Parties that the Placement Agent would conduct in connection with a registered offering or an offering exempt from registration under Rule 144A under the Securities Act if it were acting as underwriter or initial purchaser, as the case may be. The parties hereto release the Placement Agent and each of its Affiliates and each of their respective employees, officers, directors, managers, advisers and agents from any liability with respect to the Purchasers’ participation, or proposed participation, in the issuance of the Notes and the other transactions contemplated by this Agreement. In connection therewith, this Section 15.11 shall survive any termination of this Agreement. The parties hereto acknowledge and agree for the express benefit of the Placement Agent, its Affiliates, and any of its agents, advisers or representatives that: (i) none of the Placement Agent, its Affiliates, or any of its agents, advisers or representatives has any duties or obligations hereunder, (ii) none of the Placement Agent, its Affiliates, or any of its agents, advisers or representatives makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of any party hereto pursuant to this Agreement, the Indenture or any of the other Transaction Documents related thereto or in connection with any of the transactions contemplated hereby or thereby and (iii) the Placement Agent, its Affiliates, and any of its agents, advisers, or representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of any of the parties hereto.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Issuer, whereupon this Agreement shall become a binding agreement between you and the other parties hereto.

Very truly yours,

TING ISSUER LLC

By: /s/ Davinder Singh

Name: Davinder Singh

Title: CFO & Treasurer

TING VIRGINIA, LLC

By: /s/ Davinder Singh

Name: Davinder Singh

Title: CFO & Treasurer

FIBER ROADS, LLC

By: /s/ Davinder Singh

Name: Davinder Singh

Title: CFO & Treasurer

TING INTERNET LLC

By: /s/ Davinder Singh

Name: Davinder Singh

Title: CFO & Treasurer

CEDAR HOLDINGS GROUP, LLC

By: /s/ Davinder Singh

Name: Davinder Singh

Title: CFO & Treasurer

ZIPPYTECH LLC

By: /s/ Davinder Singh

Name: Davinder Singh

Title: CFO & Treasurer

[Signature Pages to Series 2023-1 Note Purchase Agreement]

ZIPPYTECH OF NEW MEXICO, LLC

By: /s/ Davinder Singh

Name: Davinder Singh

Title: CFO & Treasurer

ZIPPYTECH OF NEW MEXICO, LLC

By: /s/ Davinder Singh

Name: Davinder Singh

Title: CFO & Treasurer

TING HOLDCO LLC

By: /s/ Davinder Singh

Name: Davinder Singh

Title: CFO & Treasurer

[Signature Pages to Series 2023-1 Note Purchase Agreement]

TING FIBER, LLC By: /s/ Davinder Singh Name: Davinder Singh Title: CFO & Treasurer

[Signature Pages to Series 2023-1 Note Purchase Agreement]

This Agreement is hereby
accepted and agreed to as
of the date hereof.

[PURCHASER],

By:
Name:
Title:

[Signature Pages to Series 2023-1 Note Purchase Agreement]

Schedule A

Defined Terms

Capitalized terms used and not defined herein shall have the meanings set forth or incorporated by reference in the Indenture. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“17g-5 Representation” has the meaning set forth in Section 15.2 hereof.

“Agreement” means this Note Purchase Agreement, including the schedules hereto, by and among the Ting Parties and the Purchasers, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act and the Proceeds of Crime (Money Laundering).

“Base Indenture” has the meaning set forth in Section 1 hereof.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a), (b) or (c).

“Class A-2 Notes” has the meaning set forth in Section 1 hereof.

“Class B Notes” has the meaning set forth in Section 1 hereof.

“Class C Notes” has the meaning set forth in Section 1 hereof.

“Closing” has the meaning set forth in Section 3 hereof.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Confidential Information” has the meaning set forth in Section 13 hereof.

“Controlled Entity” means any of the subsidiaries of the Ting Parties and any of their or the Ting Parties’ respective Controlled Affiliates.

Schedule A
(to Note Purchase Agreement)

“Disclosure Documents” has the meaning set forth in Section 5.3 hereof.

“Dodd-Frank Act” has the meaning set forth in Section 5.6(c) hereof.

“Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including without limitation, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Ting Party under Section 414 of the Code.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Funding Notice” has the meaning set forth in Section 4.11 hereof.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantor” has the meaning set forth in Section 1 hereof.

“Guaranty” has the meaning set forth in the first paragraph of this Agreement.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

Schedule A
(to Note Purchase Agreement)

“Indemnitee” has the meaning set forth in Section 8.3 hereof.

“Indenture” has the meaning set forth in Section 1 hereof.

“Indenture Trustee” has the meaning set forth in Section 1 hereof.

“INHAM Exemption” has the meaning set forth in Section 6.2(e) hereof.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Issuer” has the meaning set forth in the first paragraph of this Agreement.

“[***]” has the meaning set forth in Section 4.15 hereof.

“Management Agreement” has the meaning set forth in Section 1 hereof.

“Manager” has the meaning set forth in Section 1 hereof.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Ting Parties taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Ting Parties taken as a whole, (b) the ability of the Ting Parties to perform their obligations under this Agreement, the Notes and the other Transaction Documents to which they are a party or (c) the validity or enforceability of this Agreement, the Notes or any other Transaction Document.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by any of the Ting Parties or any subsidiary primarily for the benefit of employees of any of the Ting Parties or one or more subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

Schedule A
(to Note Purchase Agreement)

“Notes” has the meaning set forth in Section 1 hereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of any Ting Party whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Placement Agent” means Goldman Sachs & Co. LLC.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Ting Party or any of their respective ERISA Affiliates or with respect to which any Ting Party or any of their respective ERISA Affiliates may have any liability.

“PTE” has the meaning set forth in Section 6.2(a) hereof.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Ting Parties and/or one or more affiliates or managed accounts that each such purchaser shall designate (and such purchaser’s successors and assigns).

“Purchaser Schedule” has the meaning set forth in Section 2 hereof.

“QPAM Exemption” has the meaning set forth in Section 6.2(d) hereof.

“[***]” means [***].

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time on or after the Closing, (a) the holders of at least 50.1% in principal amount of the Class A-2 Notes purchased hereunder at the time outstanding (exclusive of Notes then owned by the Ting Parties or any of their Affiliates), (b) the holders of at least 50.1% in principal amount of the Class B Notes purchased hereunder at the time outstanding (exclusive of Notes then owned by the Ting Parties or any of their Affiliates) and (c) the holders of at least 50.1% in principal amount of the Class C Notes purchased hereunder at the time outstanding (exclusive of Notes then owned by the Ting Parties or any of their Affiliates).

Schedule A
(to Note Purchase Agreement)

“Responsible Officer” means any Senior Financial Officer and any other officer of any Ting Party (as applicable) with responsibility for the administration of the relevant portion of this Agreement.

“Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in any country that is a target of economic sanctions imposed under Economic Sanctions Laws.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of any Ting Party (as applicable).

“Source” has the meaning set forth in Section 6.2 hereof.

“Substitute Purchaser” has the meaning set forth in Section 14 hereof.

“SVO” means the Securities Valuation Office of the NAIC.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

Schedule A
(to Note Purchase Agreement)

Schedule B

Purchaser Representations

No Governmental Approval. Each Purchaser understands that the Notes have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any other governmental authority or agency of any jurisdiction. Any representation to the contrary is a criminal offense.

Securities Law Limitations; Minimum Transfer on Resale; Form of Notes.

(a)    Each Purchaser understands that the Notes are being sold in a transaction not involving any public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available. Each Purchaser understands that none of the Ting Parties have any obligation to register the Notes under the Securities Act or to comply with the requirements for any exemption from the registration requirements of the Securities Act (other than to supply information specified in Rule 144A(d)(4) of the Securities Act as required by the Indenture). Each Purchaser further understands that the Notes have not been registered under any state securities, “blue sky” or similar laws;

(b)    Each Purchaser represents and warrants to, and agrees with, the Issuer that (A) it is (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (“Regulation D”) or an entity owned entirely by other entities that fall within such paragraph (an “Accredited Investor”), (ii) acquiring such Notes for its own account and (iii) does not intend to resell or distribute such Notes in any manner that would violate, or require registration under, Section 5 of the Securities Act, (B) it is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act, (C) neither it nor any of its affiliates has solicited offers for, or offered or sold, and neither it nor any of its affiliates will solicit offers for, or offer or sell, the Notes by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (D) its interest in the Notes may only be reoffered, resold, pledged or otherwise transferred (1) to a person whom such Purchaser reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (2) in the case of a purchaser of Notes in certificated form only, to an Accredited Investor in a transaction exempt from the registration requirements of the Securities Act in a minimum aggregate principal amount of at least $100,000 or (3) in an “offshore transaction” satisfying the conditions of Rule 903 or Rule 904 of Regulation S of the Securities Act;

(c)    Each Purchaser is aware that the Notes (or any interest therein) may only be sold, pledged or otherwise transferred in a denomination of not less than, in the case of the Class A-1 Notes and the Class B Notes, $25,000 initial principal balance and in the case of the Class C Notes, $2,000,000 initial principal balance and, in each case, in any whole dollar denomination in excess thereof;

Purchaser Schedule
(to Note Purchase Agreement)

(d)    Each Purchaser is aware that the Notes will be delivered in fully registered, certificated form;

(e)    Each Purchaser has been furnished with all information regarding (a) the Notes and distributions thereon, (b) the Indenture and (c) all related matters, in each case that it has requested; and

(f)    Each Purchaser understands the Notes will bear a legend setting forth the restrictions applicable to transfers of the Notes and that such legend is specified in the Indenture. It acknowledges that significant restrictions will apply to transfers of the Notes, including, under certain circumstances, that a transferee execute and deliver a transfer certificate as specified in the Indenture, and such restrictions could adversely affect its ability to sell or otherwise dispose of the Notes. It is familiar with the types of such restrictions and confirms that its acquisition of the Notes complies with such restrictions. It understands that any purchaser or other transferee of any Notes from it will be required to comply with such restrictions and that (except in the case of certain transfers of interests in Global Notes) a certificate of such compliance (substantially in the form of the certificate attached as an exhibit to the Indenture) must be delivered in connection with any such sale or transfer. It confirms that it will provide notice of such restrictions to any prospective purchaser or other transferee.

Investment Intent. Each Purchaser is acquiring the Notes for investment purposes, and not with a view to the distribution thereof, and such Purchaser is not acquiring the Notes as a nominee or agent or otherwise for any other person.

Purchaser Sophistication; Non-Reliance; Suitability; Access to Information. Each Purchaser (i) has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks (including for tax, legal, regulatory, accounting and other financial purposes) of its prospective investment in the Notes or the investment for the accounts of such other persons, (ii) is financially able to bear such risk, (iii) in making such investment is not relying on the advice or recommendations of the Obligors or any Affiliate thereof, or on the advice or recommendations of, or any representations by, Goldman Sachs & Co. LLC, as placement agent with respect to the Notes (the “Placement Agent”), the Servicer, the Indenture Trustee, the Manager or any of their respective affiliates or any other person, and represents that none of such parties is acting as a fiduciary or financial or investment adviser for such Purchaser, (iv) confirms and agrees that none of the Placement Agent, the Servicer, the Indenture Trustee, the Manager or any of their respective affiliates or any other person has any responsibility with respect to the completeness or accuracy of any information or materials furnished to such Purchaser in connection with the transactions contemplated hereby, (v) has determined that an investment in the Notes is suitable and appropriate for it, and (vi) understands that no federal or state agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of such investment. Each Purchaser has had the opportunity to review information concerning the Ting Parties, the Collateral and the Notes, in each case to the extent it determined necessary or appropriate in order to make an informed investment decision with respect to its entry into this Note Purchase Agreement and any investment in the Notes, including an opportunity, at a reasonable time prior to such Purchaser’s purchase of the Notes, to ask questions and request information concerning the Ting Parties, the Collateral and the Notes and to consult with such Purchaser’s professional advisors to make such Purchaser’s own legal, tax, ERISA, accounting and financial evaluation of the merits and risks of an investment in the Notes and the consequences of this Note Purchase Agreement and has otherwise conducted such due diligence as it deems necessary to evaluate its investment in the Notes.

Purchaser Schedule
(to Note Purchase Agreement)

Each Purchaser further understands that its entry into this Note Purchase Agreement and any investment in the Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. Each Purchaser further understands that (i) distributions on the Notes are not guaranteed, (ii) due to the structure of the transaction, it is possible that payments on the Notes may be deferred, reduced or eliminated entirely, (iii) the Issuer will have no significant assets available to make payments in respect of the Notes other than the Collateral, and (iv) distributions on the Notes will be payable solely from and to the extent of the available proceeds from the Collateral, in accordance with the priorities of payments under the Indenture. Each Purchaser acknowledges that none of the Placement Agent, the Ting Parties, the Servicer, the Indenture Trustee, the Manager or any of their respective affiliates or any other person will be responsible for the performance of any investment in the Notes.

Limited Liquidity. Each Purchaser understands that there is no market for the Notes and that no assurance can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop. Accordingly, each Purchaser is prepared to hold the Notes for an indefinite period of time.

Placement Agent. Each Purchaser hereby acknowledges and agrees that (i) Placement Agent is acting as placement agent in connection with the purchase by such Purchaser of the Notes and is not acting as underwriter or in any other capacity and is not and shall not be construed as an agent, advisor or fiduciary for the Issuer, such Purchaser or any other person or entity in connection with the foregoing (irrespective of whether the Placement Agent or its affiliates have advised or are currently advising such Purchaser or any of its affiliates on other matters), (ii) the Placement Agent has not made any representation or warranty, whether express or implied, of any kind or character and is not providing any advice or recommendation in connection with the purchase of the Notes by any Purchaser, and (iii) the Placement Agent does not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the proposed sale of the Notes or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning any Ting Party or the Notes and (iv) the Placement Agent, its affiliates, and its and their respective directors, officers and employees shall have no liability or obligation (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, labilities, costs, expenses or disbursements incurred by any Purchaser, the Issuer or any other person or entity), whether in contract, tort or otherwise, to any Purchaser, or to any person claiming through any Purchaser, in respect of the Notes, except in the case such party shall have engaged in any fraudulent act or failure to act in connection with the transactions contemplated by the Transaction Documents.

Purchaser Schedule
(to Note Purchase Agreement)

ERISA. Purchaser represents, warrants and covenants that it is not acquiring the Notes (or any interest therein) with any assets of any Benefit Plan.

Reliance on Representations, etc. Each Purchaser acknowledges that the Ting Parties, the Placement Agent, the Servicer and the Indenture Trustee will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate, such Purchaser will promptly notify each such Person.

Withholding. Each Purchaser agrees that it will be subject to Section 5.04 of the Base Indenture.

Permanent Address. If any Purchaser’s permanent address is located in the United States, such Purchaser was offered the Notes in the state of such Purchaser’s permanent address and intends that the securities laws of that state govern such Purchaser’s purchase of the Notes.

Information Statement. Each Purchaser certifies that such Purchaser’s name, taxpayer identification number, address and the other information provided in the Information Statement attached hereto as the Purchaser Schedule and the information contained in any tax-related form submitted to the Issuer is correct. Each Purchaser agrees to complete, execute, arrange for any required certification of, and deliver to the Issuer, any Obligor, the Indenture Trustee, any other paying agent, or any governmental or taxing authority as the Issuer, any Obligor, the Indenture Trustee, or any other paying agent, may reasonably direct, in each case in a timely manner, any form, document or certificate that may be required by any governmental or taxing authority or reasonably requested by the Issuer, any Obligor, the Indenture Trustee or any other paying agent. Each Purchaser agrees to provide any certification reasonably requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments or upon reasonable request of the Issuer, any Obligor, the Indenture Trustee, or any other paying agent.

FATCA. Each Purchaser agrees that they will be subject to Section 5.04 of the Base Indenture.

Integration. Neither any Purchaser nor any affiliate (as defined in Rule 144 under the Securities Act) of any Purchaser has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the issuance and subscription of the Notes in a manner that would require the registration under the Securities Act of the Notes.

No Coercion / General Solicitation. Each Purchaser acknowledges that it had a sufficient amount of time to consider whether to purchase the Notes and that none of the Ting Parties or the Placement Agent has placed any pressure on such Purchaser to respond to the opportunity to purchase the Notes. Each Purchaser acknowledges that it did not become aware of the opportunity to purchase the Notes through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

Further Assurances. Each Purchaser will, upon request, execute and deliver any additional documents, information or certificates reasonably requested by the Issuer or the Indenture Trustee to complete the transaction.

Schedule A
(to Note Purchase Agreement)